Exhibit 5.1

November 15, 2007

Hughes Communications, Inc.

Hughes Network Systems, LLC

HNS Finance Corp.

Subsidiary Guarantors Listed on Schedule A to the Registration Statement

11717 Exploration Lane

Germantown, Maryland 20876

Re:	Registration Statement on Form S-3
File No. 333-145251

Ladies and Gentlemen:

We have acted as counsel to each of Hughes Communications, Inc., a Delaware corporation (“HCI”), Hughes Network Systems, LLC, a Delaware limited liability company (“HNS”), HNS Finance Corp., a Delaware corporation (“HNS Finance”), and the subsidiary guarantors listed on Schedule A to the Registration Statement (as defined below) (the “Subsidiary Guarantors,” and together with HCI, HNS and HNS Finance, the “Registrants”), in connection with the Registration Statement on Form S-3, as amended (File No. 333-145251) (the “Registration Statement”), filed by the Registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) up to $150,000,000 aggregate initial offering price by the Registrants of securities (the “Securities”) consisting of (a) shares of HCI’s common stock, par value $0.001 per share (the “Common Stock”), (b) shares of HCI’s Preferred Stock, par value $0.001 per share (the “Preferred Stock”), (c) unsecured debt securities, in one or more series, consisting of either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities,” together with the Senior Debt Securities, the “Debt Securities”), (d) in the case of Debt Securities co-issued by HNS and HNS Finance, guarantees by HCI and, as applicable by one or more Subsidiary Guarantors of the applicable Debt Securities (the “HCI/Subsidiary Guarantees”) and in the case of Debt Securities issued by HCI, any guarantees by one or more subsidiaries of HCI thereunder (together with the HCI/Subsidiary Guarantees, the “Guarantees”) and (e) warrants (the “Warrants”) to purchase shares of Common Stock, Preferred Stock or Debt Securities (the “Warrant Shares”), or any combination of the foregoing, and (ii) up to $25,000,000 aggregate initial offering price by the selling stockholders (the “Selling Stockholders”) to be identified in one or more Prospectus Supplements covering the resale of shares of Common Stock by the Selling Stockholders, each on the terms to be determined at the time of each offering. The Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act.

Hughes Communications, Inc.

November 15, 2007

This opinion is being furnished in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Act.

We have examined originals or certified copies of (a) a form of the Indenture for Senior Debt Securities to be issued by HCI filed as Exhibit 4.1 to the Registration Statement to be entered into by HCI, a trustee and any guarantors to be named therein, (b) a form of the Indenture for Subordinated Debt Securities to be issued by HCI filed as Exhibit 4.3 to the Registration Statement to be entered into by HCI, a trustee and any guarantors to be named therein, (c) a form of the Indenture for Senior Debt Securities to be co-issued by HNS and HNS Finance filed as Exhibit 4.5 to the Registration Statement to be entered into by HNS, HNS Finance, HCI (as a guarantor), and as applicable, certain Subsidiary Guarantors, and a trustee to be named therein, (d) a form of the Indenture for Subordinated Debt Securities to be co-issued by HNS and HNS Finance filed as Exhibit 4.7 to the Registration Statement to be entered into by HNS, HNS Finance, HCI (as a guarantor) and as applicable, certain Subsidiary Guarantors, and a trustee to be named therein (the indentures in (a), (b), (c) and (d) above are each referred to herein as an “Indenture”), and (e) such corporate, limited liability company and other records of each of the Registrants and other certificates and documents of officials of each of the Registrants, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, and that the Securities will conform to the applicable specimen thereof filed as an exhibit to the Registration Statement. We have also assumed that at the time of execution, authentication, issuance and delivery of the Securities, each of the Indentures will be valid and binding obligation of the trustee, enforceable against the trustee in accordance with its terms, and each of the Warrant Agreements (as defined below) will be valid and binding obligation of the warrant agent, enforceable against the warrant agent in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Registrants, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. With respect to Securities constituting Common Stock to be issued and sold by HCI, when (i) HCI has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters, (ii) the applicable definitive underwriting, purchase or similar agreement has been duly executed and delivered, and (iii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of HCI, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, the applicable Indenture or certificate of designations therefor, or if such Common Stock is issuable upon

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November 15, 2007

exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon (a) exchange or conversion of any Securities constituting Debt Securities or Preferred Stock that is exchangeable for or convertible into Common Stock or (b) exercise of Securities constituting any Warrants that are exercisable for Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. With respect to Securities constituting Preferred Stock, when (i) HCI has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters, (ii) the Board of Directors of HCI or duly authorized committee thereof has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of HCI, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor, or if such Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon (a) exchange or conversion of any Securities constituting Debt Securities that is exchangeable for or convertible into Preferred Stock or (b) exercise of Securities constituting Warrants that are exercisable for Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

3. With respect to Securities constituting Debt Securities to be issued and sold by HCI, when (i) HCI has taken all necessary corporate action to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Debt Securities, (iii) the trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board of Directors of HCI, or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor, or if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities (including any Debt Securities duly issued upon (a) exchange or conversion of Securities constituting any Preferred Stock that is exchangeable for or convertible into Debt Securities or (b) exercise of Securities constituting any

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November 15, 2007

Warrants that are exercisable for Debt Securities) will have been duly authorized by all necessary corporate action on the part of HCI and will be valid and binding obligations of HCI, enforceable against HCI in accordance with their terms.

4. With respect to Securities constituting Debt Securities to be issued and sold by HNS and HNS Finance, as co-issuers, when (i) HNS and HNS Finance have taken all necessary limited liability company and corporate action to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Debt Securities, (iii) the trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolutions of the Board of Managers of HNS and the Board of Directors of HNS Finance, or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will have been duly authorized by all necessary limited liability company and corporate action on the part of HNS and HNS Finance, respectively, and will be valid and binding obligations of HNS and HNS Finance, enforceable against each of them in accordance with their terms.

5. With respect to Securities constituting Guarantees, when (i) the applicable Registrant has taken all necessary action to authorize and approve the issuance of such Guarantees, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such Guarantees have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Guarantee, (iii) the trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board of Directors or Board of Managers of the applicable Registrant, or supplemental indenture relating to such Guarantees and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration for the Guarantees or the Debt Securities to which the Guarantees relate provided for therein, such Guarantees will have been duly authorized by all necessary corporate or limited liability company action on the part of the applicable Registrant and will be valid and binding obligations of such Registrant, enforceable against such Registrant in accordance with their terms.

6. With respect to Securities constituting Warrants, when (i) HCI has taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters, (ii)) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the applicable Warrant Agreement (as defined below) and the applicable resolution of the Board of Directors of HCI relating to such Warrants and the applicable definitive purchase,

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November 15, 2007

underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Warrants will have been duly authorized by all necessary corporate action on the part of HCI and will be valid and binding obligations of HCI.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.

With respect to the opinions in paragraphs 1 through 6 above, we have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, including any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the applicable Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities constitute (a) Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock or (b) Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities or (c) Common Stock, Preferred Stock or Debt Securities issuable upon exercise of Securities constituting Warrants, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the applicable Registrant and the other parties thereto; (v) at the time of the issuance of such Securities, (a) the applicable Registrants that are obligors under such Securities will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) the applicable Registrants will have the necessary corporate, limited liability company or other power and due authorization; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the organizational documents of each of the applicable Registrants and any applicable law or any agreement or instrument binding upon such Registrants and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over such Registrants and, if such Securities constitute Debt Securities or Guarantees, in conformity with the applicable Indenture and the applicable resolution of the Board, or supplemental indenture relating to such Debt Securities or Guarantees and, if such Securities constitute Warrants, in conformity with the applicable Warrant Agreement and the applicable resolution of the Board relating to such Warrants; (vii) if such Securities constitute Common Stock or Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of HCI that have not otherwise been issued or reserved or committed for issuance and (b) the consideration for the issuance and sale of such

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November 15, 2007

Common Stock or Preferred Stock established by the Board of Directors of HCI and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if (A) such Common Stock is issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor; (B) such Common Stock or Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor; or (C) such Common Stock or Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor) will not be less than the par value of such Common Stock or Preferred Stock, as applicable; (viii) if (a) such Securities constitute Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in paragraph 2 above will have been taken or (b) such Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, the action with respect to such Debt Securities referred to in Paragraph 3 or 4 above will have been taken or (c) such Securities constitute Common Stock, Preferred Stock or Debt Securities issuable upon exercise of Securities constituting Warrants, the action with respect to such Warrants referred to paragraph 6 above will have been taken; (ix) if (a) such Securities constitute Preferred Stock that is exchangeable for or convertible into Securities constituting Common Stock or Debt Securities of HCI, HCI will have taken all necessary action to authorize and approve the issuance of such Common Stock or Debt Securities upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and, in the case of Common Stock, to reserve such Common Stock for issuance upon such exchange or conversion, (b) such Securities constitute Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, HCI will have then taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the preparation and filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion, or (c) such Securities constitute Warrants that are exercisable for Securities constituting Common Stock, Preferred Stock or Debt Securities, HCI will have taken all necessary action to authorize and approve the issuance of such Common Stock, Preferred Stock or Debt Securities upon the exercise of such Warrants (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exercise and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exercise; (x) if such Securities constitute Warrants, a warrant agreement (the “Warrant Agreement”) relating to such Warrants and not including any provision that is unenforceable against HCI will have been duly authorized, executed and delivered by HCI and a bank or trust company to be selected by HCI, as warrant agent; (xi) if such

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Securities constitute Debt Securities or Guarantees, the applicable Indenture will constitute the legal, valid and binding obligation of each party thereto (other than the applicable Registrants party thereto), enforceable against such party in accordance with its terms; and (xii) if such Securities constitute Warrants, the applicable Warrant Agreement will constitute the legal, valid and binding obligation of each party thereto other than HCI, enforceable against such party in accordance with its terms.

B.	We express no opinion as to the laws of any jurisdiction other than (i) any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the State of New York, (ii) the Delaware General Corporation Law (the “DGCL”), (iii) the Delaware Limited Liability Company Act (the “DLLCA”) and (iv) the TIA. As used in clauses (ii) and (iii) herein, the terms “DGCL” and “DLLCA” include the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

C.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding at law or in equity), and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

D.	This opinion letter is limited to the matters stated herein and no opinion is to be inferred or implied beyond the opinions set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any future changes in any matter set forth herein, whether based in a change in the law, a change in any fact relating to the Registrants or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus or any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.